UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2025

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On June 20, 2025, Peter H. Nielsen notified the Board of Directors (the “Board”) of Bio-Path Holdings, Inc. (the “Company”) of his decision to resign as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Principal Accounting Officer, Chairman of the Board, member of the Board and all committees of the Board on which he served for the Company.

Resignation of Board Members

On June 20, 2025, Heath Cleaver notified the Company of his decision to resign as a member of the Board and all committees of the Board on which he served. Mr. Cleaver’s resignation was not due to any disagreements with the Company or the Board.

On June 21, 2025, Aline Sherwood notified the Company of her decision to resign as a member of the Board and all committees of the Board on which she served. Ms. Sherwood’s resignation was not due to any disagreements with the Company or the Board.

Appointment of Chairman of the Board

On June 22, 2025, the Board appointed Douglas P. Morris to serve as Chairman of the Board. There were no changes to Mr. Morris’s compensatory arrangements with the Company made in connection with his appointment as Chairman of the Board.

Item 8.01 Other Events.

The Company has instituted a Company-wide operational pause in order to conserve capital. The Company has furloughed most of its employees and paused most of its operations until further notice while the Company continues to seek financing or additional capital. The Board is currently discussing and evaluating a course of action in light of the Company’s limited capital resources, such operational pause and the resignations described above.

As previously disclosed in the Company’s public filings, in the event that the Company is unable to secure financing or raise additional capital, it may be forced to (i) further delay, reduce the scope of or eliminate one or more of the Company’s drug development programs, (ii) relinquish, license or otherwise dispose of rights to technologies, drug candidates or products that it would otherwise seek to develop or commercialize at an earlier stage or on terms that are less favorable than might otherwise be available or (iii) liquidate and dissolve the Company. There can be no assurance that the Company will be able to raise additional capital when needed or on terms that are favorable to it, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: June 24, 2025	By:	/s/ Douglas P. Morris
Douglas P. Morris
Chairman of the Board